Exhibit 5.1

+1 617 526 6000 (t)

+1 617 526 5000 (f)

wilmerhale.com

August 21, 2024

Analog Devices, Inc.

One Analog Way

Wilmington, Massachusetts 01887

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Analog Devices, Inc., a Massachusetts corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an unlimited amount of debt securities (“Debt Securities”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The Debt Securities may be issued pursuant to the Indenture dated as of June 3, 2013 (the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Restated Articles of Organization of the Company (as amended or restated from time to time), the Amended and Restated By-Laws of the Company (as amended or restated from time to time) and minutes of meetings of the Board of Directors of the Company as provided to us by the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time any Debt Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more prospectus supplements and term sheets, as applicable, will have been prepared and filed with the Commission describing the Debt

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Securities offered thereby; (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; (iv) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (v) the Indenture has been duly authorized, executed and delivered by the Trustee; (vi) the Trustee will be duly eligible to serve as trustee; (vii) the Indenture is a valid and binding obligation of the Trustee; (viii) the Debt Securities will be duly authenticated by the Trustee named in the Indenture; (ix) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended; (x) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (xi) the issuance, sale, amount and terms of the Debt Securities, to be offered from time to time, will be duly authorized and established by all requisite action, corporate or other, by the Company; and (xii) at the time of the issuance and sale of the Debt Securities, the Company will be validly existing as a corporation and in good standing under the laws of the Commonwealth of Massachusetts.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any Debt Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that there will not have occurred, prior to the date of issuance of any Debt Securities, any change in law affecting the validity or enforceability of such Debt Securities and that at the time of the issuance and sale of any Debt Securities, the Board of Directors of the Company (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Debt Securities.

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; (iii) general equitable principles; and (iv) acceleration of the Debt Securities which may affect the

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collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the state laws of the Commonwealth of Massachusetts. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company; (ii) to the effect that rights and remedies are not exclusive, or that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any instrument or agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses; (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies; or (x) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that when (i) specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof (the “Authorizing Resolutions”); (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and the Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) such Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor; and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and the applicable underwriting or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WILMER CUTLER PICKERING HALE AND DORR LLP

WILMER CUTLER PICKERING HALE AND DORR LLP